Exhibit 99.3
Fall 2012 Investor Book Fall 2012 Investor Book BlueLinx Holdings Inc. BlueLinx Holdings Inc.

2 www.bluelinxco.com BlueLinx Holdings Inc. Forward-Looking Statement Safe Harbor -This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.All of these forward-looking statements are based on estimates and assumptions made by our management that, althou gh believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, b ut not limited to, economic, competitive, governmental and technological factors ou tside of our control, that may cause our business, strategy or actual results to differ materially from t he forward-looking statements. These risks and uncertainties may include, among other things: changes in the su pply and/or demand for products which we distribute, especially as a result of conditions in the resident ial housing market; general economic and business conditions in the Un ited States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisit ion opportunities and effectively and cost -efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors describe d in the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in our other periodic reports filed with the SEC. In addition, the statements in this presentation are made as of November 1, 2012. We undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new infor mation, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to November 1, 2012. Use of Non-GAAP and Adjusted Financial Information - To supplement GAAP financial information, we use adjusted measures of operating results which are non -GAAP measures. This non -GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can e nhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more com plete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net earnings, diluted earnings per share or net cash provided by (used in) operating activities prepared in acco rdance with generally accepted accounting principles in the United States.

3 www.bluelinxco.com Contents • Executive Summary • Key Investment Merits • Industry Overview • Financial Overview • Appendix

Executive Summary

5 www.bluelinxco.com Company Overview • Leading provider of building products distribution services with over 50 U.S. locations • Most comprehensive nationwide footprint in the highly fragmented building products distribution industry • Deliver over 10,000 specialty and structural products from over 750 suppliers to more than 11,500 customers • Milling and fabrication services • Advanced IT platform provides superior market intelligence to customers and suppliers • Centralized management model complemented by regional sales focus Historical Revenue, Gross Margin Percentage, and EBITDA ($ in Millions) 2011 Sales by Product Category 2011 60% 40% Specialty Structural $1,755 $1,804 $4,899 $2,780 $1,646 $3,834 12.0% 11.7%11.7% 11.3% 10.2% 9.8% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2006 2007 2008 2009 2010 2011 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% Revenue Gross Margin Percentage $1.8 $0.2 $98.0 $ 10.9 ($11.1) $19.7 2.0% 0.5% 0.4% 0.0% (0.6%) 0.1% ($40) $0 $40 $80 $120 2006 2007 2008 2009 2010 2011 (1.0%) 0.0% 1.0% 2.0% 3.0% EBITDA EBITDA Margin

Company History & Timeline

An evolution of BlueLinx' business strategy

1954
Georgia-Pacific Corporation begins operations of its Distribution Division

1970s-1990s
The Division grows from 13 to 134 nationwide warehouses, all of which are independently managed

1994
The Division restructures it vast independent warehouses into a network of 64 centrally-managed distribution points

2000
The Division completes its restructuring effort and introduces a state-of-the-art technology platform

May 2004
Georgia-Pacific sells the assets of the Distribution Division to ABP; subsequently, ABP is merged into BlueLinx

December 2004
BlueLinx completes its IPO

2006-Present
BlueLinx begins to increase program and private label initiatives, lessen dependence on Georgia-Pacific, and increase global sourcing; opens global sourcing office in China

2006
BlueLinx increases sales focus on specialty products; initiates a series of upgrades and enhancements to advance its integrated technology platform

2007
BlueLinx introduces SteelLinx, its private label comprehensive line of metal building products – from fasteners to fencing to roofing materials

2011
BlueLinx introduces ProLine, its private label product line of low maintenance trim

2012
BlueLinx introduces onCENTER branded engineered products

BlueLinx' strategy has evolved from a plywood distribution outlet for Georgia-Pacific to a leading provider of supply chain solutions to the building products industry

BlueLinx
America's Building Products Distributor
6
www.bluelinxco.com

Business Strategy

Continue Emphasizing Higher Margin, Specialty Products

- Specialty products have grown from 44% of sales to 60% of sales over the last five years
- Gross profit margin grows from 10% in 2006 to 12% in 2011

Cultivate Private Label Products

- Private label products yield higher margins and strengthen customer relationships
- Current brands include SteelLinx, Sealtite, ProLine, and OnCenter

Improve Profitability in Structural Products

- Growing attractive contribution margins in structural products
- Optimizing profitability by disciplined pricing and minimizing exposure to commodity price fluctuations

Leverage National Footprint and Superior Information Systems

- Unmatched, industry-leading technology platform enables superior service to customers and suppliers

Increase Program Sales

- Customers commit to purchase a specific product or brand exclusively from BlueLinx
- Increases stability of supplier and customer relationships

Manage Centrally, Sell Locally

- National level decision making drives efficient, informed, and coordinated corporate changes
- Locally-focused sales teams provide superior customer service



Enhance Global Procurement Capabilities

- Leverage global sourcing expertise to expand product offering
- Increase supplier relationships in low-cost countries to increase margins


BlueLinx

BlueLinx
America's Building Products Distributor
7
www.bluelinxco.com

8 www.bluelinxco.com The Right Products…To The Right Place… Value to Manufacturers Value to Customers  Reliable channel to market  Reliable source of comprehensive product  Consistent production runs offering  Limited inventory investment  Unique break bulk quantities  Limited credit risk and receivable investment  Near 100% fill rates  Potential demand creation for early life  Limited vendors, inventory investment & cycle products related carrying costs  Nationwide sales representation  Just-in-time deliveries  Broad market intelligence  Distinct safety stock  Wide variety of distribution services  Extensive sales knowledge and product training Building Product Manufacturers Dealers Residential and Non- Residential Construction Home Improvement Centers Repair & Remodeling Industrial &am p; Manufactured Housing One-Step Two-Step • Product resources, knowledgeable staff & nationwide foot print make us a valuable partner to vendors and customers -ensuring products make it to the right place at the right time

Key Investment Merits

10 www.bluelinxco.com Key Investment Merits Comprehensive Product Offering With Substantially Improved Mix State-of-the-Art Technology & Logistics Unique Centralized Model Diversified Established Customer Base Proven, Entrepreneurial Management Team Upside Opportunity from Rebound in Housing Leading, National Distribution Platform

11 www.bluelinxco.com Leading, National Distribution Platform • Leading distributor of building products in North America with 50+ facilities across the United States – Only “pure”distributor among five largest distributors • Comprehensive nationwide presence critical to blue-chip suppliers, national dealers, and home improvement retailers that require dependable distribution of standardized products coast-to-coast • Expansive footprint offers geographic revenue diversity and broad, unparalleled market intelligence • Maintain the industry’s largest privately-owned fleet with over 600 tractors and 1,000 trailers

12 www.bluelinxco.com Comprehensive Product Offering… • One of the industry’s broadest product offerings with over 10,000 branded and private-label products encompassing 70,000 SKUs • Provides significant cross-selling opportunities to drive BlueLinx’revenue growth across multiple product lines • Simplified single source solution for customers of all sizes • Growing portfolio of private-label and eco-friendly products • Decking • Hardscapes • Insulation • Specialty Metal Products • Lumber • Plywood • Rebar • Moulding • Roofing • Engineered Lumber • Siding Specialty Products Structural Products • Remesh • OSB Representative Products Representative Products

13 www.bluelinxco.com Comprehensive Product Offering… BlueLinx offers a wide array of custom cutting and fabrication services for the building products industry. Specializing in: •Hardwood and softwood lumber •Panel products such as plywood, OSB, particleboard, MDF, melamine •Metal Milling and Fabrication Services

14 www.bluelinxco.com 61% 39% 56% 44% …With Substantially Improved Mix 60% 40% $1,089 $1,005 $2,197 $1,804 $1,412 $948 14.0% 13.2% 14.1% 14.0% 14.6% 14.7% $0 $800 $1,600 $2,400 2006 2007 2008 2009 2010 2011 12% 13% 14% 15% Gross Sales Gross Margin Specialty Products Structural Products 2006 • Commodity goods critical to structural support, walls, and flooring • Focus on profitability improvements through downturn Gross Revenue Gross Margin Dollars 2011 61% 39% 70% 30% Structural Specialty 61% 39% 70% 30% Structural Specialty 2006 2011 • Higher-margin, value added products • Opportunity to expand private-label and program sales ($ in Millions) 68% 32% $708 $838 $2,788 $2,096 $1,421 $738 9.9% 9.4% 8.3% 7.0% 9.1% 9.6% $0 $800 $1,600 $2,400 $3,200 2006 2007 2008 2009 2010 2011 6% 7% 8% 9% 10% 11% Gross Sales Gross Margin Excludes cash discounts, competitive discounts, accruals, and Canadian conversion.</ P>

State-of-the-Art Technology & Logistics

- Superior, proprietary systems provide real-time information to manage inventory levels, optimize logistics, and analyze profitability by product, customer, and location
  - Provides unmatched market intelligence
  - Improves operational efficiency
  - Enhances customer service
  - Ensures more informed pricing, routing, and inventory management decisions

Year	Summary of Key Recent Investments
2006	Began incorporating supply chain software from JDA Software Group Inc. to better forecast and meet product demand nationwide
2008	Replaced business analytics tool critical to financial reporting, inventory management, and logistic data analysis
2008	Began developing DOMA® Whole House Software application linking current FASTBeam™ application with 3D modeling program for structural design, material requirements, and pricing for engineered lumber floors and roofs; being developed for use with other value added products
2009	Installed on-board computers on all Company-owned tractors to enable real-time order and truck tracking, paperless driver logs, and accident reporting
2010	Implemented a new telephony interface which provides call force with customer and purchasing data
2011	Replaced legacy routing tool with a sophisticated system integrated into on-board computers and systems from Appian Logistics Software Inc.
2011	Launched My BlueLinx Online offering customers access to order and shipping data; additional phases of the e-commerce platform include an e-catelog and e-store

BlueLinx
America's Building Products Distributor
15
www.bluelinxco.com

16 www.bluelinxco.com – Flexibility for regionally-focused sales force to make customized decisions at the local level • Address local market needs • Cultivate local customer relationships • Customer-by-customer pricing decision – Centralized purchasing team has built a base of over 750 global vendors – Global suppliers from North America, South America, Europe, and Asia – Highly scalable system allows BlueLinx to grow with minimal incremental infrastructure investments Unique, Centralized Model • Unique and powerful model leveraging BlueLinx’superior information systems and infrastructure to facilitate centralized management while maintaining teams focused on local market and customer needs – Efficient, informed, decision making coordinated across the platform • Corporate strategy • Procurement with economies of scale • Pricing • Customer s er vice • Customer program coordination • Inventory management • Logistics & delivery • Marketing • Finance & Accounting • Training • Administrative • Unified culture and shared best practices Regionally Focused Sales Force

Diversified, Established Customer Base

- National distributor of building products to over 11,500 customers with approximately 25,000 locations
- Offers customers superior, reliable service, break bulk quantities, near 100% fill rates, reduced inventory costs, and a wide variety of distribution services
- Customers include blue-chip names with the national reach and financial stability to gain significant market share through expected housing market rebound
- Services customers through three primary distribution channels:
  - *Warehouse Sales*: Delivered from BlueLinx warehouses to customers
  - *Direct Sales*: Shipped from the manufacturer to the customer without BlueLinx taking physical inventory possession
  - *Reload Sales*: Shipped from third-party warehouses where BlueLinx stores its owned products

Key Customer Segments

	Home Improvement Centers	National Dealers	Regional Dealers	Industrial	Manufactured Housing
Overview	• Retailers of building products with national scale	• Sellers of building products to contractors, builders, renovators, and other end users of building products servicing the residential and commercial end markets	• Sellers of building products to contractors, builders, renovators, and other end users of building products servicing regional and local construction markets	• Makers of furniture, wood crates, mass transit, and other industrial wood products	• Makers of manufactured housing and mobile homes
Selected Customers	Lowe's The Home Depot	Builders FirstSource Stock Building Supply ProBuild 84 Lumber ABC Supply Co. Inc.	Carter Lumber Hammond Lumber Company U.S. LBM	Haworth Ethan Allen Blue Bird	Champion Forest River Clayton homes

BlueLinx America's Building Products Distributor

17

www.bluelinxco.com

18 www.bluelinxco.com Proven, Entrepreneurial Management Team Employees Summary • Highly stable employee base • BlueLinx maintains excellent relations with its workforce and representing unions Executive Management Team • Management possesses deep industry knowledge and distribution expertise • Executive management has been with the Company for an average of almost 20 years • Management has implemented a number of initiatives to position the Company for profitable growth George Judd President and Chief Executive Officer Doug Goforth Chief Financial Officer and Treasurer Dean Adelman Chief Administrative Officer Ned Bassil Senior Vice President and Chief Supply Chain Officer Mike Meadows Vice President, National Accounts Jim Herbig Vice President, Structural Products Bob McKagen Vice President, Sales & Business Development

Executive Management

Name & Title	Industry Experience	Years at BlueLinx [1]
George Judd, *CEO and President* • CEO and board member since 2008 • Previously President & COO starting in May 2004 • Previous positions include National Sales Mgr and VP of Sales and Eastern Operations	28	28
Doug Goforth, *Senior VP, CFO and Treasurer* • Senior VP, CFO and Treasurer since 2008 • Previously served as Vice President and Corporate Controller for Armor Holdings • Served as the Corporate Controller for BlueLinx from May 2004 to October 2006	10	10
Dean Adelman, *Chief Administrative Officer* • Chief Administrative Officer since 2008 • Served as Vice President of Human Resources from October 2005 to May 2008 • Previously VP of Human Resources at Corrections Corporation of America & Arby's Inc.	14	7
Ned Bassil, *Senior Vice President and Chief Supply Chain Officer* • Senior VP and Chief Supply Chain Officer since 2011 • Previously CEO at Azadea Group Holdings • Served as VP Global Operations at Black & Decker and SVP Operations at Philips Electronics	1	1
Bob McKagen, *Vice President, Sales and Business Development* • Vice President, Sales and Business Development since January 2012 • Vice President of Supply Chain from April 2009 to December 2011 • Vice President , Southeast from 2001 to March 2009	27	27
Mike Meadows, *Vice President, National Accounts* • Vice President, National Accounts and Marketing since 2007 • Vice President, Mid South from 2001 to 2006 • Previously served as Regional Manager at Georgia-Pacific	33	33

[1] Includes years in the distribution division of Georgia-Pacific Corporation

BlueLinx
America's Building Products Distributor
19
www.bluelinxco.com

Upside Opportunity from Rebound in Housing

- Favorable demographic trends and the resulting household formation data strongly support a return to normalized levels of residential new construction
- Longer term these trends support a return to a "normalized" or mid-cycle level of housing starts in the range of 1.5+ million homes, driven by demographic trends, as well as the replacement of existing homes and demand for second homes
- Management has optimized BlueLinx' cost structure by eliminating $95 million of annual fixed costs
  - Leaner infrastructure will yield significant operating leverage and cash flow

Long-Term Housing Demand Outlook

(Starts in Thousands)



Sources of Demand
Household Formation
Immigration
Home Ownership
Demolitions / Rebuilds
Vacant Units
Key Growth Driver
Population reaching age for household formation
Net Migration
First-time buyers
Replacement of aged housing stock
Demand among baby boomers

Building Blocks of Housing Demand	2010 - 2020 Average Annual Underlying Demand
Annual Growth in Household	1,180
Vacant Units / Second Homes / Demolitions	464
Total Underlying Annual Demand	1,644

"Assuming net inflows of immigrants are roughly half the level in the Census Bureau's 2008 projections, household growth should still average 1.18 million a year in 2010-20. Growth and aging of the current population alone should support the addition of about 1.0 million new households per year."

The Joint Center for Housing Studies of Harvard University, The State of the Nation's Housing 2012.

Source: U.S. Census Bureau, The Joint Center for Housing Studies of Harvard University

BlueLinx America's Building Products Distributor
20
www.bluelinxco.com

21 www.bluelinxco.com Well Positioned to Take Advantage of Developing Housing Recovery • Strong relationships with specialty product manufacturers, brand name products, and sales expertise necessary to continue specialty products growth strategy, while also focusing on offering premium brand structural products • National footprint with sophisticated logistics network enabling just in time delivery • Demonstrated price discipline resulting in gross margin percentages above historical levels • Cost structure aligned with operating environment and anticipate limited increases in cost structure relative to revenue growth allowing for increased profitability Summary

Industry Overview

23 www.bluelinxco.com Residential New Construction Market • Consensus estimates show housing starts of 759,000 for 2012, rising to 931,000 for 2013 as housing fundamentals strengthen Historical Seasonally-Adjusted Total Housing Starts (Starts in Thousands) Source: Average of the following third party forecasts: Moody's Analytics, MesirowFinancial, Mortgage Bankers, National Association of Home Builders, Wells Fargo, Royal Bank of Canada, Research Information Systems, Inc., Forest Economic Advisors, APA-The Engineered Wood Association. Current Starts 50 year 40 year 30 year 20 year 10 Year 50 year 40 year 30 year 20 year 10 Year 872 1,483 1,498 1,418 1,385 1,362 1,509 1,535 1,493 1,478 1,580 Source: U.S. Census Bureau Average Starts Median Starts Housing Downturn 0 600 1,200 1,800 2,400 3,000 '61 '63 '65 '67 '69 '71 '73 '75 '77 '79 '81 '83 '85 '87 '89 '91 '93 '95 '97 '99 '01 '03 '05 '07 '09 '1 1 Housing Starts SAAR Total Housing Starts Median 79% Housing Downturn 54% 64% 60% 49% Lowest point ever recorded: April 2009 of SAAR 478k 1,465 1,046 622 445 471 429 516 661 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2006 2007 2008 2009 2010 2011 2012F 2013F Multi-Family Single-Family Housing Starts (000's) 1,801 1,355 906 554 587 609 759 -25% -33% -39% 6% 4% 25% 931 23%

24 www.bluelinxco.com Residential Improvements Market –Growing • Growth in the residential improvements market will be driven by rising existing home sales, the high percentage of distressed sales, and homeowners choosing to fix up rather than move up • Limiting expenditures will be slow income and employment growth • The U.S. Residential Improvements market is forecast to grow 3.6% over the next three years Expenditures for Residential Improvements ($ in Billions) Source: Research Information Systems Inc. $85 $86 $88 $94 $76 $80 $84 $88 $92 $96 2010 2011 2012 2013 Billion $ CAGR of 3.6%

Financial Overview

26 www.bluelinxco.com Improving Financial Performance • Despite market downturn, management increased revenue from $1.65billion in 2009 to $1.76 billion in 2011 • Increasing gross margin percentage with product mix shift to specialty category distinctly differentiates BlueLinx in the supply chain by positioning it tocreate significant value for both the manufacture of these products and our customers • Strategic cost-cutting measures since 2006 include elimination of $95 million of annual fixed expenses Revenue & Gross Margin Percentage ($ in Millions) $3,834 $1,646 $2,780 $4,899 $1,804 $1,755 9.8% 10.2% 11.3% 11.7% 11.7% 12.0% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2006 2007 2008 2009 2010 2011 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% Revenue Gross Margin Percentage

27 www.bluelinxco.com Enhanced Revenue Mix • Revenue growth is highly correlated to the expected rebound in residential new construction housing starts • Management has focused on expanding sales of more profitable specialty products • Specialty products are expected to account for 60% of total sales, even as structural product volume rebounds with housing starts ($ in Millions) Gross Revenue by Product Type $2,788 $2,096 $1,421 $738 $838 $708 $2,197 $1,804 $948 $1,005 $1,089 $1,412 1,801 1,355 906 554 587 609 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2006 2007 2008 2009 2010 2011 Gross Revenue 0 500 1,000 1,500 2,000 Housing Starts Structural Specialty Housing Starts 55.9% 44.1% 53.7% 50.2% 43.8% 45.5% 39.4% 49.8% 46.3% 56.2% 54.5% 60.6% #DIV/0 ! #DIV/0 ! #DIV/0 !

28 www.bluelinxco.com Improved Gross Margin Profile • Focus on global sourcing and increasing product mix have driven increased profit margins ($ in Millions) Historical Gross Margins $210$211 $480 $315 $193 $392 12.0% 11.7%11.7% 11.3% 10.2% 9.8% $0 $100 $200 $300 $400 $500 $600 2006 2007 2008 2009 2010 2011 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% Gross Profit Gross Margin Percentage

29 www.bluelinxco.com Controlled Operating Expenses ($ in Millions) Historical Operating Expenses (1) (1) Operating expense excludes the following: real estate gainsand GP contract gain in 2009; real estate gains, OSB settlementand tender offer expenses in 2010; real estate gains in 2011 • Strategic cost-cutting measures since 2006 include elimination of $95 million of annual fixed expenses $394 $238 $324 $402 $237 $232 8.2% 10.3% 11.7% 14.4% 13.1% 13.2% $0 $100 $200 $300 $400 $500 2006 2007 2008 2009 2010 2011 0.0% 4.0% 8.0% 12.0% 16.0% Operating Expenses % of Sales

30 www.bluelinxco.com Effective Working Capital Management Working Capital and Turnover • Advanced information and logistics technology allow management to effectively forecast supply and demand to limit inventory requirements and optimize working capital investments ($ in Millions) $255 $240 $509 $243 $241 $440 6.9x 7.5x 6.8x 11.5x 8.7x 9.6x $0 $100 $200 $300 $400 $500 $600 2006 2007 2008 2009 2010 2011 6x 8x 10x 12x 14x Working Capital Working Capital Turnover

31 www.bluelinxco.com Limited Future Capital Expenditures Capital Expenditures • Over $35 million invested over the past six years to drive productivity improvements and to maintain and upgrade facilities, equipment, and information systems • Lower volume and corresponding reduced mileage over the past four years required limited capital investment in the Company’s fleet ($ in Millions) 2011 includes $4.1M for new facility in Nashville, TN $9.6 $13.1 $4.9 $1.8 $4.1 $7.2 $0.0 $5.0 $10.0 $15.0 2006 2007 2008 2009 2010 2011

32 www.bluelinxco.com Up 5.1% to $496.8 million• Revenue Average 3Q ’12 benchmark wood-based structural prices were up approximately 36% compared to 3Q ’11 • Prices $3.1 million vs. ($6.2) million in 3Q ’11• Net Profit /(Loss) Generated $23.4 million of operating cash flow vs. $17.4 millionfor the year ago quarter • Cash Flow $0.05 per diluted share• EPS Total starts increased 27.7% from the same period last year; Single family starts increased 29.0% from the same period last year • Housing Starts Total 12.2% vs. 12.3% in 3Q ’11• Gross Margin 3 rd Quarter Highlights $112.1 million excess availability on revolving credit facilities• Excess Availability Down 1.9% relative to the same period last year• Unit Volume Quarterly Highlights ($ in Millions) Financial Summary

33 www.bluelinxco.com Revenues ($ in millions) 236.4 268.1 307.9 186.6 164.9 182.9 215.7 211.4 288.9291.1 3Q '11 4Q '11 1Q '12 2Q '12 3Q '12 $453.7 $517.0 $496.8 $472.9 $391.1 Variance Analysis ($3.1) ($6.2) $33.2 Specialty Unit Volume (1.0%) YOY $23.9 or 5.1% Structural Unit Volume (3.3%) Price/Other $23.9 42% 58% 3Q ‘11 3Q ‘12 61% 39% Vs. Year Ago ▪ Revenue up 5.1% ▪ Specialty sales down 0.8%, unit volume down 1.0% ▪ Structural sales up 13.3%, unit volume down 3.3% ▪ Specialty product sales = 58% of total sales % by Product Revenues ($ in millions) 233.1 286.0 264.3 171.0 203.7 265.4 213.9 154.8 206.2 221.4 4Q '09 1Q '10 2Q '10 3Q '10 4Q '10 Specialty Structural Other $367 $366. $431 $540. $464. Revenues ($ in millions) 233.1 286.0 264.3 171.0 203.7 265.4 213.9 154.8 206.2 221.4 4Q '09 1Q '10 2Q '10 3Q '10 4Q '10 Specialty Structural Other $367 $366. $431 $540. $464 . Quarterly Review

34 www.bluelinxco.com 2012 Q3 YTD Results Revenues ($ in millions) $1,364.3 $1,467.5 YTD '11 YTD '12 Operating Expenses ($ in millions) $167.9 $167.9YTD '11 YTD '12 Gross Margin % 11.9% 12.1% YTD '11 YTD '12 Net Income ($ in million) ($11.7) ($28.3) YTD '11 YTD '12 $0.7 - $0.7 Other ($2.8) $9.7 $6.9 Gain on real estate $0.7 $0.5 $1.2 Gain on insurance settlement $10.2 YTD ‘12 $8.8 YTD ‘11 Variance Significant Special Items ($1.4) Total

Cash Flows

Unaudited
(in million's)

	Q311	Q411	Q112	Q212	Q312	TTM 2012	TTM 2011
Cash flows from operating activities:							
Net loss	$ (6.2)	$ (10.4)	$ (11.0)	$ (3.7)	$ 3.1	$ (21.9)	$ (48.6)
Adjustments to reconcile net loss to net cash provided by (used in) operations:							
Depreciation and amortization	2.6	2.4	2.4	2.2	2.1	9.0	11.2
Amortization of debt issuance costs	0.9	0.9	0.9	0.9	0.9	3.7	3.0
Loss (gain) from sale of properties	0.3	(3.7)	(0.6)	-	(9.2)	(13.3)	(6.9)
Gain from property insurance settlement	(1.2)	-	-	(0.5)	-	(0.5)	(1.2)
Changes associated with the ineffective interest rate swap	-	0.1	-	-	-	0.1	(3.1)
Vacant property charges, net	-	(0.3)	-	(0.1)	-	(0.4)	0.1
Gain on modification of lease agreement	(2.0)	-	-	-	-	-	(2.0)
Payments on modification of lease agreement	-	-	(5.0)	-	(0.9)	(5.9)	-
Deferred income tax (benefit) provision	(0.1)	0.3	-	-	-	0.2	(0.3)
Share-based compensation	0.4	0.4	0.7	0.7	0.7	2.5	2.7
Decrease (increase) in restricted cash related to the ineffective interest rate swap, insurance, and other	-	0.5	(0.3)	1.0	(0.8)	0.4	1.0
Changes in assets and liabilities:							
Receivables	21.0	45.9	(59.1)	(4.2)	10.4	(7.0)	(18.1)
Inventories	8.9	18.2	(65.0)	14.9	15.4	(16.5)	(8.2)
Accounts payable	(5.9)	(20.7)	46.7	(36.7)	2.7	(7.9)	8.8
Changes in other working capital	2.7	(1.7)	0.6	(5.0)	7.2	1.1	(4.5)
Other	(4.1)	1.2	1.2	8.7	(8.3)	2.9	0.4
Net cash provided by (used in) operating activities	17.4	33.3	(88.5)	(21.6)	23.4	(53.4)	(65.8)
Cash flows from investing activities:							
Property and equipment investments	(0.4)	(0.6)	(1.3)	(0.9)	(0.4)	(3.1)	(7.2)
Proceeds from disposition of assets	-	9.4	1.4	0.5	16.6	27.9	9.0
Net cash (used in) provided by investing activities	(0.4)	8.8	0.2	(0.4)	16.3	24.8	1.8
Cash flows from financing activities:							
Repurchase of shares to satisfy employee tax withholdings	-	-	(0.4)	-	-	(0.4)	-
Repayments on revolving credit facilities	(177.1)	(129.8)	(80.1)	(121.3)	(144.3)	(475.4)	(485.2)
Borrowings from revolving credit facilities	106.6	105.8	163.3	150.4	122.7	542.2	501.6
Payment of principal on mortgage	(38.7)	(3.7)	(7.1)	(0.6)	(0.6)	(12.1)	(38.7)
Payments on capital lease obligations	(1.0)	(0.2)	(0.2)	(0.2)	(0.2)	(0.8)	(1.3)
Increase (decrease) in bank overdrafts	1.5	(8.0)	12.6	(4.3)	1.2	1.6	(0.4)
Decrease (increase) in restricted cash related to the mortgage	35.5	(7.1)	2.7	(2.7)	(15.5)	(22.7)	24.9
Debt financing costs	(2.6)	(0.1)	(1.4)	-	(0.3)	(1.8)	(2.6)
Proceeds from stock offering less expenses paid	58.6	(0.1)	-	-	-	(0.1)	58.6
Net cash (used in) provided by financing activities	(17.2)	(43.1)	89.3	21.3	(37.0)	30.5	56.9
(Decrease) increase in cash	(0.2)	(1.0)	1.0	(0.7)	2.7	2.0	(7.0)
Cash balance, beginning of period	6.1	5.9	4.9	5.9	5.2	5.9	12.9
Cash balance, end of period	$ 5.9	$ 4.9	$ 5.9	$ 5.2	$ 7.9	$ 7.9	$ 5.9

BXC generated $23.4 million in operating cash flow for the quarter

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Debt

Debt $ in millions

	January 1, 2011	April 2, 2011	July 2, 2011	October 1, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 29, 2012
Revolving Credit Facilities	$ 97.2	$ 140.4	$ 188.9	$ 118.5	$ 94.5	$ 177.7	$ 206.7	$ 185.2
Mortgage	285.7	285.7	285.7	246.9	243.2	236.1	235.5	234.9
TOTAL DEBT	$ 382.9	$ 426.1	$ 474.6	$ 365.4	$ 337.7	$ 413.8	$ 442.2	$ 420.1
Less:Cash and Cash Equivalents	(14.3)	(6.2)	(6.1)	(5.9)	(4.9)	(5.9)	(5.2)	(7.9)
Mortgage LCR Trap	(30.6)	(36.8)	(38.3)	(2.8)	(10.0)	(7.3)	(10.0)	(25.6)
Net Debt	$ 338.0	$ 383.1	$ 430.2	$ 356.7	$ 322.8	$ 400.6	$ 427.0	$ 386.6
Excess Availability	$ 103.4	$ 118.7	$ 94.0	$ 150.8	$ 118.3	$ 121.9	$ 105.4	$ 112.1
Minimum Required	$ 40.0	$ 40.0	$ 41.9	$ 39.3	$ 31.1	$ 43.7	$ 45.6	$ 43.2

U.S. Revolver

- $110.3 million excess availability as of September 29, 2012
- LIBOR plus 3.75% as of September 29, 2012
- $400 million facility with additional $100 million uncommitted accordion facility
  - Matures January 7, 2014
  - No financial performance covenants provided Excess Availability is more than the greater of (A) $30 million or (B) the amount equal to 15% of the lesser of the borrowing base or $60 million. The borrowing base as of September 29, 2012 was $288.2 million.

Canadian Revolver

- $1.8 million excess availability as of September 29, 2012
- LIBOR or Bankers' Acceptance plus 2.50%; Canadian Prime Loan or U.S. Base Rate plus 1.00%
- $10 million facility with additional $5 million uncommitted accordion facility
  - Matures August 2014

Mortgage (10 Year Term @ 6.35%)

- Matures July 2016
- Remaining real estate under the mortgage appraised at approximately $340 million in June 2006
- LCR Trap is triggered if operating TTM EBITDAR coverage ratio is less than 2.5x for two consecutive quarters
- Subsequent to the quarter ended July 2, 2011, we negotiated an amendment to our mortgage agreement which in part allowed for the release of the $38.3 million LCR Trap. The cash was used for an immediate prepayment on the mortgage loan without incurring a prepayment premium.
- During fiscal 2011, we prepaid $3.0 million in principal relating to the casualty loss at our Newtown facility. Additionally, we sold certain properties in December which reduced the mortgage loan by an additional $6.5 million. The proceeds from these sales were applied to principal reduction in fiscal 2012.
- During 3Q 2012 we sold our facility in Newark, CA; the cash received from the sale is reflected in the cash trap at September 29, 2012; On October 1, 2012 $12.8mm of cash from the sale and $11.8mm of cash accumulated in the cash trap was used to pay down the mortgage principal.
- Principal
  - 2012 $25.2 million; 2013 $12.5 million; 2014 $2.7 million; 2015 $2.8 million; 2016 $191.7 million

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37 www.bluelinxco.com Cash Cycle TTM Cash Cycle days at 59, flat sequentially and up 1 day compared to the prior year quarter Cash Cycle Days (in days) 49 48 49 49 49 (27) (26) (28) (27) (26) 36 34 36 37 36 -40 -20 0 20 40 60 80 100 3Q '11 4Q '11 1Q '12 2Q '12 3Q '12 59 58 57 59 56 Cash cycle days equal accounts receivable days + inventory days –accounts payable days using a trailing twelve month average beginning and ending balance. The days calculations use calendar days. Cash Cycle Days (in days) 48 50 49 48 49 (28) (27) (26) (28) 35 36 36 34 36 (28) -40 -20 0 20 40 60 80 100 A/P & OD's A/R INV 58 5 8 5 7 55 5 6 Cash Cycle Days (in days) 48 50 49 48 49 (28) (28) (27) (26) (28) 36 34 36 36 35 -40 -20 0 20 40 60 80 100 A/P & OD's A/R INV 58 5 8 5 7 55 5 6 Cash Cycle Days (in days) 48 50 49 48 49 (28) (28) (27) (26) (28) 35 36 36 34 36 -40 -20 0 20 40 60 80 100 A/P & OD's A/R INV 58 5 8 5 7 55 5 6 Cash Cycle Days</ P>

Appendix

Profit & Loss Statement by Quarter

Profit & Loss Statement $ in millions [1], except per share amounts	2010	2011				2012			2010	2011	2012 TTM
	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3			
Sales	$ 367.9	$ 390.6	$ 500.8	$ 472.9	$ 391.1	$ 453.7	$ 517.0	$ 496.8	$ 1,804.4	$ 1,755.4	$ 1,858.6
Cost of Goods Sold	323.6	344.3	443.2	414.6	343.2	399.5	453.8	436.3	1,593.7	1,545.3	1,632.8
Gross Profit	44.3	46.3	57.6	58.3	47.9	54.2	63.2	60.5	210.7	210.1	225.8
Gross Margin %	*12.1%*	*11.8%*	*11.5%*	*12.3%*	*12.3%*	*12.0%*	*12.2%*	*12.2%*	*11.7%*	*12.0%*	*12.1%*
Operating Expenses											
SG&A	53.4	48.5	56.8	54.5	48.1	56.1	57.1	48.1	221.2	207.8	209.4
D&A	3.1	2.9	2.6	2.6	2.4	2.2	2.2	2.1	13.4	10.6	8.9
Total Operating Expenses	56.5	51.4	59.4	57.1	50.5	58.3	59.3	50.2	234.6	218.4	218.3
Operating Income	(12.2)	(5.1)	(1.8)	1.2	(2.6)	(4.1)	3.9	10.3	(23.9)	(8.3)	7.5
Interest Expense	9.1	9.1	7.7	7.0	6.8	6.8	7.3	7.3	33.7	30.6	28.2
Changes associated with the ineffective interest rate swap	(1.3)	(1.8)	-	-	-	-	-	-	(4.6)	(1.8)	-
Write-off of debt issue costs	-	-	-	-	-	-	-	-	0.2	-	-
Other Expense/(Income)	0.1	-	0.1	0.3	0.1	(0.1)	0.1	-	0.6	0.5	0.1
Income before Tax	(20.1)	(12.4)	(9.6)	(6.1)	(9.5)	(10.8)	(3.5)	3.0	(53.8)	(37.6)	(20.8)
Tax Expense/(Benefit)	0.1	(0.1)	0.2	0.1	0.8	0.2	0.2	(0.1)	(0.6)	1.0	1.1
Net Income/(Loss)	$ (20.2)	$ (12.3)	$ (9.8)	$ (6.2)	$ (10.3)	$ (11.0)	$ (3.7)	$ 3.1	$ (53.2)	$ (38.6)	$ (21.9)
Diluted EPS [2]	$ (0.66)	$ (0.40)	$ (0.31)	$ (0.12)	$ (0.17)	$ (0.18)	$ (0.06)	$ 0.05	$ (1.73)	$ (0.89)	$ (0.36)

[1] *Immaterial rounding adjustments and differences may exist between appendix slides, presentation slides, press releases and previously issued presentations.*
[2] *Approximately 28.6 million additional shares were issued in the third quarter of 2011 as part of a rights offering.*

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40 www.bluelinxco.com Revenues by Quarter Sales $ in millions 2010 2011 2012 TTM Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Specialty $ 216.8 $ 230.7 $ 309.9 $ 291.1 $ 236.4 $ 268.1 $ 307.9 $ 288.9 $ 985.4 $ 1,068.2 $ 1,101.3 Structural 154.2 160.8 192.6 186.6 164.9 182.9 215.7 211.4 834.8 704.9 774.9 Other (1) (3.1) (0.9) (1.7) (4.8) (10.2) 2.7 (6.6) (3.5) (15.8) (17.7) (17.6) Total $ 367.9 $ 390.6 $ 500.8 $ 472.9 $ 391.1 $ 453.7 $ 517.0 $ 496.8 $ 1,804.4 $ 1,755.4 $ 1,858.6 Structural Unit Sales Structural Plywood (MSF 3/8") 181,694 186,735 215,291 205,483 175,813 180,732 182,641 160,314 884,932 783,322 699,500 OSB (MSF 3/8") 92,962 90,976 101,222 93,619 86,563 88,643 93,130 86,557 541,507 372,380 354,893 Lumber (MBF) 149,128 136,642 177,062 174,041 158,364 173,352 182,529 181,011 766,872 646,109 695,256 (1) Includes cash discounts, service revenue, Canadian conversion, and accruals. 20122010 2011

41 www.bluelinxco.com Revenue Channel Mix Analysis 3Q11 4Q11 1Q12 2Q12 3Q12 3Q12 Variance from Year Ago Qtr Structural Products Warehouse 68.4% 70.5% 71.9% 71.8% 73.2% 4.8% Direct 19.8% 19.2% 18.6% 17.1% 17.6% (2.2%) Reload 11.8% 10.3% 9.5% 11.1% 9.2% (2.6%) Total 100.0% 100.0% 100.0% 100.0% 100.0% 0.0% Specialty Products Warehouse 65.2% 69.6% 67.8% 68.8% 70.7% 5.5% Direct 21.4% 20.2% 23.5% 21.9% 20.8% (0.6%) Reload 13.4% 10.2% 8.7% 9.3% 8.5% (4.9%) Total 100.0% 100.0% 100.0% 100.0% 100.0% 0.0% Total Products Warehouse 66.5% 70.0% 69.4% 70.0% 71.8% 5.3% Direct 20.8% 19.8% 21.5% 19.9% 19.5% (1.3%) Reload 12.7% 10.2% 9.1% 10.1% 8.7% (4.0%) Total 100.0% 100.0% 100.0% 100.0% 100.0% 0.0%

42 www.bluelinxco.com Unit Volume by Quarter 2010 2011 2012 TTM Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Specialty 5.9% (0.2%) 10.7% 11.4% 6.6% 12.4% (2.3%) (1.0%) 5.7% 7.4% 3.1% Structural (16.5%) (25.2%) (18.8%) (14.0%) 2.8% 9.4% 0.4% (3.3%) (2.5%) (15.1%) 2.2% Total (4.3%) (11.8%) (3.5%) 0.1% 5.0% 11.2% (1.3%) (1.9%) 2.2% (2.8%) 2.8% 2011 Unit Volume Change 2010 2012

43 www.bluelinxco.com Gross Margin by Quarter Gross Margin $ in millions 2010 2011 2012 TTM Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Specialty (1) $ 28.0 $ 28.1 $ 38.9 $ 38.9 $ 31.5 $ 33.7 $ 41.1 $ 38.1 $ 129.2 $ 137.3 $ 144.4 Structural (1) 14.1 16.8 15.6 17.8 14.6 18.0 20.4 21.0 73.5 64.8 74.0 Other (2) 2.3 1.5 3.1 1.6 1.9 2.5 1.7 1.4 8.0 8.1 7.5 Total $ 44.3 $ 46.3 $ 57.6 $ 58.3 $ 48.0 $ 54.2 $ 63.2 $ 60.5 $ 210.7 $ 210.2 $ 225.9 Gross Margin %'s Specialty (1) 12.9% 12.2% 12.6% 13.3% 13.3% 12.6% 13.3% 13.2% 13.1% 12.9% 13.1% Structural (1) 9.1% 10.4% 8.1% 9.6% 8.9% 9.9% 9.5% 9.9% 8.8% 9.2% 9.6% Other (2) n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a Total 12.1% 11.8% 11.5% 12.3% 12.3% 12 .0% 12.2% 12.2% 11.7% 12.0% 12.2% (1) Includes product rebates and competitive discounts. (2) Includes cash discounts, Canadian conversion, and accruals. 20112010 2012

44 www.bluelinxco.com Gross Margin % Analysis 3Q11 4Q11 1Q12 2Q12 3Q12 3Q12 Variance from Year Ago Qtr Structural Products (1) Warehouse 12.1% 11.0% 12.3% 11.7% 12.2% 0.1% Direct 3.6% 3.6% 3.4% 3.6% 3.5% (0.1%) Reload 4.9% 4.5% 4.4% 3.8% 4.5% (0.4%) Total 9.6% 8.9% 9.9% 9.5% 9.9% 0.3% Specialty Products (1) Warehouse 16.6% 15.4% 15.0% 15.9% 15.6% (1.0%) Direct 7.3% 9.1% 7.3% 8.3% 7.6% 0.3% Reload 7.4% 7.1% 7.7% 6.6% 6.8% (0.6%) Total 13.3% 13.3% 12.6% 13.3% 13.2% (0.1%) Total (1) (2) 12.3% 12.3% 12.0% 12.2% 12.2% (0.1%) (1) Includes product rebates and competitive discounts. (2) Includes cash discounts, Canadian conversion, and accruals.

45 www.bluelinxco.com Operating Expense by Quarter Operating Expense (1) $ in millions 2010 2011 2012 TTM Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Payroll & related $36.6 $37.8 $37.9 $38.1 $35.5 $38.5 $38.3 $37.2 $151.8 $149.3 $149.5 General maintenance 5.0 5.1 5.6 5.3 5.4 5.2 5.5 5.6 20.6 21.4 21.7 Depreciation and amortization 3.1 2.9 2.6 2.6 2.4 2.3 2.2 2.1 13.3 10.5 9.0 Fuel 3.1 3.4 4.5 4.2 3.7 4.1 4.1 3.6 12.8 15.8 15.5 Gain on sale of assets 0.1 (7.3) (0.3) (1.2) (4.4) (0.7) (0.5) (9.2) 0.1 (13.2) (14.8) Other 8.6 9.5 9.1 8.1 7.9 8.9 9.7 11.0 35.9 34.6 37.6 Total $56.5 $51.4 $59.4 $57.1 $50.5 $58.3 $59.3 $50.3 $234.5 $218.4 $218.5 (1) Immaterial rounding adjustments and differences may exist between appendix slides, presentation slides, press releases and previously issued presentations. 2010 2011 2012

Structural Products Price Trend

Plywood Price Trend 2006-2012 YTD
Southern Sheathing 15/32" 4 Ply. West Zone



$450
$400
$350
$300
$250
$200
$150
$100
($/msf - 3/8")

Oriented Strand Board Price Trend 2006 - 2012 YTD
Oriented Strand Board 7/16" North Central Zone



$450
$400
$350
$300
$250
$200
$150
$100
($/msf - 3/8")

Lumber Price Trend 2006 - 2012 YTD
Western SPF 2x4 #2 & Btr



$450
$400
$350
$300
$250
$200
$150
$100
($/mbf)

Source: Data from Random Lengths Publications, Inc., updated as of September 28, 2012

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47 www.bluelinxco.com Reconciliation of GAAP to Non-GAAP BlueLinx Holdings Inc. Unaudited Reconciliation of GAAP Debt to Non-GAAP Net Debt in millions October 1, 2011 December 31, 2011 September 29, 2012 (unaudited) (unaudited) (unaudited) Revolving Credit Facilities $ 118.5 $ 94.5 $ 185.2 Mortgage 246.9 243.2 234.9 TOTAL DEBT $ 365.4 $ 337.7 $ 420.1 Less:Cash and Cash Equivalents (5.9) (4.9) (7.9) Mortgage LCR Trap (2.8) (10.0) (25.6) Net Debt $ 356.7 $ 322.8 $ 386.6 Excess Availability $ 150.8 $ 118.3 $ 112.1 Minimum Required $ 39.3 $ 31.1 $ 43.2

48 www.bluelinxco.com Reconciliation of GAAP to Non-GAAP BlueLinx Holdings Inc. Unaudited Reconciliation of GAAP Net cash used in operating activities to Non-GAAP EBITDA (1) in millions Nine Months Ended September 29, October 1, 2012 2011 GAAP net cash used in operating activities (86.7)$ (83.8)$ Adjustments: Amortization of debt issue costs (2.8) (2.0) Payments on modification of lease agreement 5.9 - Gain on modification of lease agreement - 2.0 Gain from property insurance settlement 0.5 1.2 Deferred income tax benefit (provision) - 0.2 Gain from sale of certain properties 9.7 6.9 Share-based compensation (2.1) (1.6) Changes in assets and liabilities 70.4 55.1 Interest expense 21.4 23.8 Benefit from in come taxes 0.3 0.1 EBITDA 16.6$ 1.9$ EBITDA 16.6$ 1.9$ Gain on modification of lease agreement - 2.0 Gain from property insurance settlement 0.5 1.2 Gain from sale of certain properties 9.7 6.9 Severance related costs - (1.3) Adjusted EBITDA 6.4$ (6.9)$ Improvement in Adjusted EBITDA 13.3$ (1) Immaterial rounding adjustments and differences may exist between appendix slides, presentation slides, press releases and previously issued presentations.

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